UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  July 8, 2004

MARKWEST HYDROCARBON, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14841	84-1352233
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

155 Inverness Drive West, Suite 200, Englewood, CO 80112-5000

(Address of principal executive offices)

Registrant’s telephone number, including area code: 303-290-8700

N/A

(Former name or former address, if changed since last report)

ITEM 9. REGULATION FD DISCLOSURE

On July 8, 2004, MarkWest Energy Partners, L.P., a consolidated subsidiary of MarkWest Hydrocarbon, Inc., announced that it has entered into an Asset Purchase and Sale Agreement with American Central East Texas Gas Company, L.P., (“American Central”) to acquire American Central’s Carthage gathering system and gas processing assets located in east Texas for approximately $240 million. The close is anticipated to take place prior to August 31, 2004.  The acquisition will be funded initially with interim debt financing. However, MarkWest Energy Partners plans to permanently finance these assets with a combination of equity and debt in the near term.  The press release is furnished herewith as Exhibit 99.1 and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARKWEST HYDROCARBON, INC.
(Registrant)

Date: July 12, 2004	By:	/s/ James G. Ivey
James G. Ivey,
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press release dated July 8, 2004